Exhibit 10.7
SETTLEMENT AGREEMENT AND RELEASE
THIS SETTLEMENT AGREEMENT AND RELEASE (“Agreement”) is executed as of the dates set forth below, by and between FirstMark III, L.P., a Delaware limited partnership located at 120 W. 45th St., 19th Floor, NY, NY 10036 (“FM 3”); FirstMark III Offshore Partners, L.P., a Cayman Islands entity, with a mailing address of 120 W. 45th St., 19th Floor, NY, NY 10036 (“FM 3O”) (collectively “FirstMark” or “Plaintiffs”); and Irvine Sensors Corporation, a Delaware corporation located at 3001 Red Hill Avenue, Costa Mesa, California 92526 (“Irvine”) (All three parties to this Agreement may be referred to collectively as the “Parties” and each of them as a “Party”).
RECITALS
WHEREAS, FirstMark commenced an action against Irvine that is currently pending in the Supreme Court of the State of New York, County of New York, entitled FirstMark III, L.P. and FirstMark III Offshore Partners, L.P. v. Irvine Sensors Corporation (Index No. 103687/09) (hereinafter the (“Action”)); and
WHEREAS, the Parties desire to adjust and settle all claims between them, including those claims asserted in the Action.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties do hereby agree as follows:
1. (a) Irvine shall pay to FirstMark the total sum of $1,235,000 (the “Settlement Amount”). The Settlement Amount shall be paid in monthly installments as follows: (1) $80,000 (including $15,000 in attorney’s fees) by January 15, 2011; (2) $80,000 (including $15,000 in attorney’s fees) by February 15, 2011; (3) $70,000 (including $5,000 in attorney’s fees) by March 15, 2011; (4) fourteen payments of $65,000 by the 15th day of each month commencing April 15, 2011; and (3) a final payment of $95,000.

(b) Each installment of the Settlement Amount shall be paid in the amounts set forth below by wire transfer of immediately available funds to the following accounts, unless a different account or manner of payment is requested by FirstMark:

Branch: Citibank New York	Branch: Citibank New York

SWIFT: CITIUS33	SWIFT: CITIUS33

ABA: 021000089	ABA: 021000089

Account Number: 30769072	Account Number: 30769005

Account Name: FirstMark III LP	Account Name: FirstMark III Offshore Partners LP
(c) The above payments will be made as follows:

Date	Payment	FM 3	FM 3O
1/15/11	80,000	70,115.93	9,884.07
2/15/11	80,000	70,115.93	9,884.07
3/15/11	70,000	61,351.44	8,648.56
4/15/11	65,000	56,969.19	8,030.81
5/15/11	65,000	56,969.19	8,030.81
6/15/11	65,000	56,969.19	8,030.81
7/15/11	65,000	56,969.19	8,030.81
8/15/11	65,000	56,969.19	8,030.81
9/15/11	65,000	56,969.19	8,030.81
10/15/11	65,000	56,969.19	8,030.81
11/15/11	65,000	56,969.19	8,030.81
12/15/11	65,000	56,969.19	8,030.81
1/15/12	65,000	56,969.19	8,030.81
2/15/12	65,000	56,969.19	8,030.81
3/15/12	65,000	56,969.19	8,030.81
4/15/12	65,000	56,969.19	8,030.81
5/15/12	65,000	56,969.19	8,030.81
6/15/12	95,000	83,262.66	11,737.34

Total	1,235,000	1,082,414.62	152,585.38

2. In the event a monthly installment payment is not paid by Irvine within thirty (30) days of the date it is due (the “Default”), FirstMark may enter a Confession of Judgment in the form attached hereto as Exhibit A, in the full Settlement Amount less any payment made by Irvine to FM 3/FM 3O pursuant to this Settlement Agreement prior to the Default.
3. It is understood and agreed that this Agreement does not constitute an admission by any Party of any wrongful action or violation of any federal or state statute, local ordinance or common law rights or of any other possible or claimed violation of law or rights, contractual or otherwise.
4. Each of the Parties agrees not to, directly or indirectly, make any disparaging statements regarding any other Party, any of such other Party’s affiliated companies, or any of their respective successors, officers, directors, shareholders (for shareholders, solely with respect to the Action), members or employees.
5. Each Party, including each employee, agent, general partner and/or representative of each Party (including its outside counsel), agrees that this Agreement is confidential and further agrees that it shall keep the contents of this Agreement, and of any negotiation or communication related thereto (whether written or preserved in any other form) in strict confidence and shall not disclose, summarize or characterize any of the contents of this Agreement to any other person, without the prior written consent of the adverse Party, except (a) as required by law; (b) to any regulatory body with jurisdiction over such Party, including disclosure and filing of this Agreement with the SEC; (c) to such Party’s auditors, tax preparers, financial advisors and current and prospective investors in the Party or its affiliated funds, provided such third parties agree to maintain the confidentiality of the contents except as required by law. Notwithstanding anything herein to the contrary, a Party may disclose to any person or entity that “The Action has been dismissed by agreement of the Parties, and the terms of that agreement are confidential” or words substantially to that effect which do not disclose any of the other terms of this Agreement. Each of the Parties acknowledges that the agreement to the terms set forth in this paragraph is a material inducement to each of the Parties in entering into this Agreement and that none of the Parties would enter into this Agreement if not for the inclusion of this paragraph.

6. The Parties agree that any violation of paragraph 4 or 5 of this Agreement by a Party to this Agreement cannot be adequately compensated solely by monetary damages, and the non-violating Party may seek injunctive relief as well as monetary damages in court.
7. FirstMark agrees to execute and thereafter deliver to counsel for Irvine a Stipulation of Discontinuance in the form attached hereto as Exhibit B, which counsel for Irvine shall file with the Court in which the Action is pending. This Agreement shall not be filed with the Court in which the Action is pending or any other court, tribunal, organization or government entity.
8. FirstMark III, L.P. and FirstMark III Offshore Partners, L.P., on behalf of themselves, their officers, general partners and their respective representatives, successors and/or assigns (collectively the “FirstMark Releasing Parties”), hereby irrevocably and fully release and forever discharge Irvine Sensors Corporation, its past and present officers, directors, managers, employees, representatives, shareholders (for shareholders, solely with respect to the Action), subsidiaries, affiliates, attorneys, successors and assigns, in any and all capacities (collectively the “Irvine Released Parties”) from any and all actions, causes of action, suits, charges, complaints, claims, liabilities, obligations, promises, contracts, agreements, controversies, damages, demands, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, that any of the FirstMark Releasing Parties may have, or may have had, against any of the Irvine Released Parties by reason of any matter whatsoever from the beginning of time to the date of this Agreement, including, without limitation, any claims related to the subject matter of the Action.

9. Irvine, on behalf of itself, its officers, directors, and their respective representatives, successors and/or assigns (collectively the “Irvine Releasing Parties”), hereby irrevocably and fully releases and forever discharges FirstMark III, L.P. and FirstMark III Offshore Partners, L.P., their past and present officers, general partners, employees, representatives, subsidiaries, affiliates, attorneys, successors and assigns, in any and all capacities (collectively the “FirstMark Released Parties”) from any and all actions, causes of action, suits, charges, complaints, claims, liabilities, obligations, promises, contracts, agreements, controversies, damages, demands, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, that any of the Irvine Releasing Parties may have, or may have had, against any of the FirstMark Released Parties by reason of any matter whatsoever from the beginning of time to the date of this Agreement, including, without limitation, any claims related to the subject matter of the Action.
10. The FirstMark Releasing Parties and the Irvine Releasing Parties expressly waive any and all rights and benefits conferred upon them by Section 1542 of the California Civil Code, which states as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Accordingly, the FirstMark Releasing Parties and the Irvine Releasing Parties knowingly, voluntarily and expressly waives any rights and benefits arising under Section 1542 of the California Civil Code and any other statute or principle of similar effect.
11. FirstMark and Irvine represent that, other than the Action, they are not aware of any proceedings, investigations or actions that are threatened, currently pending or ongoing that relate in any way to (a) claims by FirstMark or any of the FirstMark Releasing Parties against any of the Irvine Released Parties, or (b) claims by Irvine or any of the Irvine Releasing Parties against any of the FirstMark Released Parties.

12. Each of the Parties represents and warrants to the other Parties as follows:
(a) Each Party is duly established, validly existing and in good standing under the laws of the jurisdiction in which it was established, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.
(b) The execution, delivery and performance of this Agreement by each Party and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by such Party and constitutes the valid and binding obligation of such Party, enforceable in accordance with its terms.
(c) Each individual Party has read this Agreement, understands its contents, and agrees to its terms and conditions.
(d) Each Party’s execution of this Agreement has not been obtained by duress.
(e) Each Party has consulted with legal counsel of its choice prior to executing this Agreement, the terms of this Agreement and the consequences of this Agreement have been completely explained by their attorneys, and those terms are fully understood and voluntarily accepted.
(f) Each Party has conducted an independent investigation of the facts and does not rely upon any statement or representation of another Party or representatives of another Party in entering into this Agreement, other than as expressly provided for in this Agreement.
(g) Each Party has accepted the terms of this Agreement as a complete compromise of matters involving disputed issues of law and fact.

13. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and any of their respective subsidiaries, affiliates, insurers, predecessors, successors, officers, directors, managers, employees, stockholders, members, agents, attorneys or assigns.
14. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and the disposition of all claims between the Parties, including without limitation the claims asserted in the Action.
15. This Agreement and any questions concerning its validity, construction or performance shall be governed by the laws of the State of New York without regard to choice of law.
16. This Agreement may be signed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

FIRSTMARK III, L.P.
Dated: December 20, 2010	By:	/s/ Brian Kempner
		Name:	Brian Kempner
		Title:	Chief Operating Officer

FIRSTMARK III OFFSHORE PARTNERS, L.P.
Dated: December 20, 2010	By:	/s/ Brian Kempner
		Name:	Brian Kempner
		Title:	Chief Operating Officer

IRVINE SENSORS CORPORATION
Dated: December 20, 2010	By:	/s/ John Stuart
		Name:	John Stuart
		Title:	Senior Vice President and Chief Financial Officer

Exhibit A
FORM OF CONFESSION OF JUDGMENT
AFFIDAVIT OF CONFESSION OF JUDGMENT

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF ORANGE	)
JOHN J. STUART, being duly sworn, deposes and says:
1. I am an individual and a resident of the State of California. I make this affidavit in my capacity as Senior Vice President and Chief Financial Officer of Irvine Sensors Corporation, a Delaware corporation located at 3001 Red Hill Avenue, Costa Mesa, California 92526, and with the authorization of said corporation.
2. I make this affidavit in order to confess judgment, pursuant to CPLR § 3218, against Irvine Sensors Corporation and in favor of FirstMark III, L.P. and FirstMark III Offshore Partners, L.P. for $1,235,000.00 (One Million Two Hundred Thirty-Five Thousand and 00/100 Dollars); and hereby authorize FirstMark III, L.P. and FirstMark III Offshore Partners, L.P. (or its successors and assigns) to enter judgment therefore against Irvine Sensors Corporation in New York County.
3. This confession of judgment is for an existing debt justly due to FirstMark III, L.P. and FirstMark III Offshore Partners, L.P.
4. Through a settlement agreement, Irvine Sensors Corporation became indebted to FirstMark III, L.P. and FirstMark III Offshore Partners, L.P. in the amount of $1,235,000.00 (One Million Two Hundred Thirty-Five Thousand and 00/100 Dollars). In addition to any of FirstMark III, L.P. and FirstMark III Offshore Partners, L.P.’s other rights and remedies, upon an affidavit or an affirmation of FirstMark III, L.P. and FirstMark III Offshore Partners, L.P.’s attorney that the debt or any part of the debt owed by Irvine Sensors Corporation to FirstMark III, L.P. and FirstMark III Offshore Partners, L.P. remains unpaid, which affidavit or affirmation shall also set forth the amount that remains unpaid, FirstMark III, L.P. and FirstMark III Offshore Partners, L.P. are authorized to enter judgment against Irvine Sensors Corporation, pursuant to this Affidavit of Confession of Judgment, for the amount that remains unpaid. Once entered, the judgment may be docketed in any other county in the State of New York. Any judgment entered in this matter shall be subordinate to all then existing secured obligations of Irvine Sensors Corporation.

5. The undersigned, therefore, is justly indebted to FirstMark III, L.P. and FirstMark III Offshore Partners, L.P. in the sum of $1,235,000.00 (One Million Two Hundred Thirty-Five Thousand and 00/100 Dollars).
6. This Confession of Judgment is not for the purpose of securing FirstMark III, L.P. and FirstMark III Offshore Partners, L.P. against a contingent liability and is not an installment loan within the prohibition of CPLR §3201.

JOHN J. STUART, in his capacity as Senior Vice President and Chief Financial Officer of Irvine Sensors Corporation
Sworn to before me this
20th day of December, 2010.

Notary Public

Exhibit B
FORM OF STIPULATION OF DISCONTINUANCE

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
X
FIRSTMARK III, L.P. and
FIRSTMARK III OFFSHORE PARTNERS, L.P.,
STIPULATION OF
Plaintiffs		DISCONTINUANCE
WITH PREJUDICE

-against-		Index No. 103687/09

IRVINE SENSORS CORPORATION,

Defendant.
X
IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned attorneys of record, that, whereas no party hereto is an infant or incompetent person for whom a committee has been appointed and no person not a party has an interest in the subject matter of the action, the above entitled action be, and the same hereby is, discontinued, with prejudice, without costs to either party as against the other.
IT IS FURTHER STIPULATED AND AGREED that a facsimile, photocopied, or electronic copy of this Stipulation may be treated as an original for filing purposes and that either party may file this Stipulation with the Court without further notice to the other.

Dated: December __, 2010	Dated: December __, 2010

CULLEN AND DYKMAN LLP	DORSEY & WHITNEY LLP

By:	By:
Thomas S. Baylis	David C. Singer
Attorneys for Plaintiffs	Attorneys for Defendant
100 Quentin Roosevelt Boulevard	250 Park Avenue
Garden City, New York 11530	New York, NY 10177-1500
(516) 357-3700	(212) 415-9200